UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 1, 2014

Go Public I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55025	47-1721833
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2014, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Go Public I, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with Jean-Francois St. Laurent with an address at Chemin du Molard 10, 1196, Gland, Switzerland. Pursuant to the Agreement, on September 1, 2014 Mr. DeNunzio transfered to Jean-Francois St. Laurent, 20,000,000 shares of our common stock which represents all of our issued and outstanding shares in consideration of $34,900.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On September 1, 2014, Mr. DeNunzio, the sole shareholder of Go Public I, Inc., consummated a sale of 20,000,000 shares of our common stock to Jean-Francois St. Laurent for an aggregate purchase price of $34,900. Following the closing of the share purchase transaction, Jean-Francois St. Laurent owns a 100% interest in the issued and outstanding shares of our common stock. Jean-Francois St. Laurent is the controlling shareholder of Go Public I, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On September 1, 2014, Mr. DeNunzio resigned as our President, CEO, Secretary, Treasurer and Director, such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On September 1, 2014, Mr. Jean-Francois St. Laurent was appointed as President, CEO, Secretary, Treasurer and Director, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Jean-Francois St. Laurent, President, CEO, Secretary, Treasurer and Director

Background of Mr. Jean-Francois St. Laurent:

Mr. Jean-Francois St. Laurent is currently, and has been for the past five years the President of the Forsythe Investment Fund, PLC which owns investements and mutual funds. He is also a member, officer, and owner of the Forsythe Group SA, located in Switzerland and Forsythe Canada. Forsythe Group SA is a Company that provides business consulting and legal services to clients while Forsythe Canada provides similar services but does not act as a financial intermediary for clients.

More information about the Forsythe Group can be found at www.forsythegroup.net

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Go Public I, Inc.

ITEM 9.01. Financial Statements and Exhibits.

  None
  Exhibits

NUMBER	EXHIBIT

10.1	Share Purchase Agreement between Thomas DeNunzio and Jean-Francois St. Laurent , dated September 1, 2014.
10.2	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GO PUBLIC I, INC.

Dated: September 1, 2014	/s/ Thomas DeNunzio
THOMAS DENUNZIO
Chief Executive Officer